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Chemours Announces Two New Segments – Thermal & Specialized Solutions and Advanced Performance Materials – from Division of Fluoroproducts Segment

•	Evolution enables an enhanced customer centered approach, management focus and decision-making, strong resource allocation, and increased transparency and accountability
•	Unlocks value by empowering each business to build on unmatched existing portfolios and drive growth through investments in innovation aligned with customer priorities

•	Alisha Bellezza appointed President of Thermal & Specialized Solutions Business Unit
•	Denise Dignam appointed President of Advanced Performance Materials Business Unit
•	Bryan Snell retires as President of Titanium Technologies, leaving a legacy of excellence and leadership at Chemours and in the industry
•	Ed Sparks, current President of Fluoroproducts and Chemical Solutions, appointed President of Titanium Technologies and Chemical Solutions

Wilmington, DEL., February 11, 2021 – The Chemours Company (Chemours or the Company) (NYSE: CC), a global chemistry company, today announced that, during the fourth quarter of 2020, the Company divided its former Fluoroproducts segment into two new reportable segments: Thermal & Specialized Solutions (“TSS”, formerly Fluorochemicals) and Advanced Performance Materials (“APM”, formerly Fluoropolymers).

This change will enable an enhanced customer centered approach, management focus and decision-making, strengthened resource allocation, and increased transparency and accountability. Each business will be empowered to maximize its full potential through continued investments in innovation and technology that build on Chemours’ unmatched expertise across both unique product portfolios, leading to strong long-term customer and shareholder value.

Accordingly, new leadership has been appointed to lead the TSS and APM segments and unlock the value in these businesses. Alisha Bellezza, current Vice President, Fluorochemicals, has been appointed President of TSS. Denise Dignam, current Vice President, Fluoropolymers, has been appointed President of APM. Edwin (Ed) Sparks, currently President of Fluoroproducts, will become President of the Titanium Technologies business upon the retirement of Bryan Snell. Each of these appointments will be effective March 1, 2021.

“Our Fluoroproducts business includes two highly customer-centered units that serve distinctly different customers with very specific needs. The decision to divide these new segments will allow us to capitalize on the unique market opportunities addressed by solutions from both units, while creating new growth opportunities for our customers,” said Mark Newman, Chief Operating Officer. “This evolution in approach also accelerates our ability to continue to build a broad portfolio of high-performing advanced materials that will continue to drive innovation for technologies and markets that people around the world interact with every day.”

Historical segment information in our Annual Report on Form 10-K, expected to be filed with the SEC on February 12, 2021, will be recast to conform to the current segment structure.

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Division of Fluoroproducts Segment

Thermal & Specialized Solutions (“TSS”)

Chemours’ current fluorochemicals reporting unit will become the new TSS segment. This business sits at the intersection of chemistry, physics and design, making it a leading provider of innovations and high-performance products.  Society needs solutions which enable technological progress and environmental sustainability.  Our TSS segment has been at the forefront of solutions to solve these problems – having invented the category nearly a century ago with Freon. Today, our Opteon™ portfolio sets the bar for more sustainable thermal management solutions – and we continue to expand and create new, sustainable solutions for today and future industry needs.

Alisha Bellezza, newly appointed president of Thermal & Specialized Solutions, will also become a member of the Chemours Executive Team, effective March 1, 2021. She was appointed to lead the fluorochemicals business in July 2020. She is a strong and accomplished leader who has held multiple roles within and outside of the company. Prior to joining fluorochemicals, she served as Vice President, Global Sales, Commercial Operations & Supply Chain in Titanium Technologies, and led the commercial execution of the Ti-Pure™ Value Stabilization strategy (TVS), including the launch of Ti-Pure™ Flex. She previously was Vice President and Treasurer and led the company’s Investor Relations function. Bellezza has a background in economics, finance and strategy, and brings over two decades of finance and industry experience to her new role.

Advanced Performance Materials (“APM”)

Chemours’ current fluoropolymers reporting unit will become the new APM segment. The business will continue to deliver a large portfolio of high-performance materials, including fluoropolymers that have the highest performance envelope in their respective categories – from thermal stability, to friction management, to unique di-electric and chemical properties.  APM products are specified into a broad range of markets and end uses. Flagship and industry-leading brands under this business include:

•	Teflon™ brand essential polymers with applications across multiple categories including electronics, communication and semiconductor infrastructure;
•	Viton™ brand elastomers with broad application in markets from automotive to consumer electronics;
•	Krytox™ perfluoropolyether lubricants and greases used in applications across multiple industries from aerospace to medical;
•	Nafion™ ionomer membranes, dispersions and resins power chloralkali chemistry and sit at the core of the hydrogen economy – powering Fuel Cells and PEM electrolyzers.

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Upon assuming her new role on March 1, 2021, Denise Dignam, president of Advanced Performance Materials, will become a member of Chemours Executive Team. She was appointed to lead the fluoropolymers business in November 2020 after demonstrating proven leadership across multiple areas including significant experience in commercialization, sales and marketing, strategy, supply chain and operations. Dignam previously led the restructuring of manufacturing as Vice President, Fluoroproducts Operations, and served as North American business leader for fluoropolymers and global business leader for NafionTM and KrytoxTM portfolios. A chemical engineer by training, she brings over 30-years of chemical industry experience to her new position.

“We are excited to have two high caliber industry experts like Alisha and Denise step into these important leadership roles to help us meet the evolving needs of our customers and deliver the next chapter of our continued growth and evolution,” said Mark Vergnano, President and CEO.

Leadership Change for Titanium Technologies

Effective March 1, 2021, Edwin (Ed) Sparks will become President, Titanium Technologies. Sparks will also continue as President of the Chemical Solutions business, which he has led since 2018. He started his career at DuPont working at the New Johnsonville Titanium Technologies manufacturing facility. For over 25 years, he held positions of increasing responsibility across that company in strategy, sales, operations, technology and process development. He also previously led the North American and Asia Pacific regions of the Titanium Technologies business. After successfully leading a strategic turnaround of the Chemical Solutions business, Sparks has spent 18-months as president of Fluoroproducts where he introduced a new organization structure, significant improvements in plant operations, cost rationalization, and business continuity throughout the COVID-19 pandemic.

Sparks replaces E. Bryan Snell who will retire after an impressive 42-year career in the chemical industry with DuPont and Chemours. Snell is widely known across the globe for his deep knowledge of the minerals business and expertise in titanium dioxide. He has led Chemours’ Titanium Technologies business since its creation in 2015 and during his tenure as president, he and his team significantly improved the business’s manufacturing capabilities, increased internal minerals supply capacity, enhanced product offerings and go-to-market approaches, including Chemours’ Ti-Pure™ Value Stabilization and Flex Portal strategies.

“Bryan’s leadership has left an indelible mark on Chemours and his contribution to the company is immeasurable. His unparalleled professionalism and insight from our early beginnings as a new company and over the past five years has helped propel the success of our Titanium Technologies business and position it for future growth,” said Mark Vergnano. “That two of our three new business unit presidents worked beside and learned from Bryan in Titanium Technologies is a testament to the fact that Bryan’s contribution to Chemours will be felt for many years to come.”

Vergnano continued, “Our Titanium Technologies business will have another proven leader at its helm. Ed has a proven track record of success in myriad roles.  His business acumen, solutions orientation and customer focus make him the ideal person to lead the organization through its next, successful chapter.”

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About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration, and air conditioning, transportation, semiconductor and consumer electronics, general industrial, mining and oil and gas.  Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Nafion™, Krytox™, Teflon™, and Viton™ . In 2019, Chemours was named to Newsweek’s list of America’s Most Responsible Companies. The company has approximately 6,500 employees and 30 manufacturing sites serving approximately 3,300 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and increased predictions of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, stock market volatility, and a general reduction in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may or may continue to limit

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travel of employees to our business units domestically and internationally, adversely affect the health and welfare of our personnel, significantly reduce the demand for our products, hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2020. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT:

INVESTORS

Jonathan Lock

VP, Corporate Development and Investor Relations

+1.302.773.2263

investor@chemours.com

NEWS MEDIA

Thomas Sueta

Director, Corporate Communications

+1.302.773.3903

media@chemours.com